UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DEVON ENERGY CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Devon Energy Corporation

333 W. Sheridan Avenue

Oklahoma City, OK 73102

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2021

Dear Fellow Stockholders:

Because of continued public health concerns about the COVID-19 pandemic, NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Devon Energy Corporation (“Devon” or the “Company”) has determined to change the location of our 2021 Annual Meeting of Stockholders (“Annual Meeting”) from an in-person meeting to a virtual-only meeting. The Annual Meeting will no longer be held at the Devon Energy Center Auditorium, 333 W. Sheridan Avenue, Oklahoma City, Oklahoma 73102, but rather will be held virtually, with attendance via the Internet. You will not be able to attend the Annual Meeting in person as the Devon Energy Center remains closed to the public until further notice. As previously announced, the Annual Meeting will be held on Wednesday, June 9, 2021, at 8:00 a.m. Central Time.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

As described in the proxy statement made available in connection with the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you held shares as of the close of business on April 12, 2021, the record date designated by the Board for the Annual Meeting, or if you hold a legal proxy for the meeting provided by your broker, bank or other nominee.

Attending the Annual Meeting. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/DVN2021 using the control number on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. The Annual Meeting will begin promptly at 8:00 a.m. Central Time. We encourage you to access the meeting prior to the start time and allow ample time for check-in procedures. Online check-in will begin at 7:45 a.m. Central Time.

A list of stockholders of record will be accessible during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DVN2021 and entering the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Voting Prior to or at the Annual Meeting. You may vote your shares in advance of the Annual Meeting by submitting a proxy at www.proxyvote.com. You may also vote during the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/DVN2021. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy statement.

Submitting Questions at the Annual Meeting. As part of the Annual Meeting, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company and meeting matters, as time permits. You may submit your questions during the Annual Meeting by following the instructions available on the meeting website.

On behalf of the Board, management and employees, thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Kirt

Vice President Corporate Governance

and Secretary

Oklahoma City, Oklahoma

May 7, 2021

Devon - Genera